Exhibit 10.7

                        ATOMICA ISRAEL TECHNOLOGIES LTD.
                              EMPLOYMENT AGREEMENT

This  employment  agreement (the  "Agreement")  is effective as of April 1, 2004
(the "Effective Date"), by and between ATOMICA ISRAEL TECHNOLOGIES LTD., an Israeli company with its principal place of business AT Building 8, Jerusalem Technology Park, Jerusalem 91481 (the "Company") and STEVEN STEINBERG, I.D. No. 320524507, of Reohov Hayasmin 258, Beit Shemesh, Israel 99591 (the "Employee").

WHEREAS the Employee has been employed by the Company as Vice President-Finance since December 1, 2002;

WHEREAS the Company desires to continue to employ the Employee in the position of Chief Financial Officer (the "Position");

WHEREAS the Employee desires to have his/her employment continued by the Company and fulfill the responsibilities of the Position; and

WHEREAS the parties desire to set forth the conditions of employment pursuant to which the Employee will continued to be employed by the Company;

IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES AS FOLLOWS:

1.       PREAMBLE

The preamble to this Agreement and any attachments thereto are an integral part of this Agreement.

2.       JOB DESCRIPTION

The Employee shall be responsible for the finance function and related supervisory duties. He/she shall report directly to the Chief Executive Officer or to whichever person the Company shall indicate from time to time in its discretion. The description of responsibilities set forth herein shall serve as a general statement of the duties, responsibilities .and authority of the Employee. Additional duties, responsibilities and authority be assigned, the Employee by the Company from time to time in its discretion. The terms of the Employee's employment shall also be governed, insofar as relevant, by the provisions of the Company's Employment Policy Handbook, the provisions of which, as amended from time to time, are hereby incorporated into this Agreement by reference (hereinafter "the Employment Policy") as well as by Company-wide memoranda distributed from time to time.

3.       WORK HOURS

The Employee shall be employed by the Company on a full-time basis, namely for not less than forty-five (45) hours per week (inclusive of mealtime). It is agreed that the Employee is being employed in a position that requires a special degree of skill and devotion, requiring a special relationship of trust between the Company and the Employee, and may require work outside of and/or beyond the Company's normal business hours, which hours cannot be overseen by the

Company. It is therefore agreed that the remuneration referred to in Section 5, below, shall cover any additional dine devoted by the Employee in excess of normal working hours, and no corn Atomica Israel Technologies Employment Agreement compensation for overtime as defined and set forth in the Hours of Work and Rest Law - 1951 shall be payable.

4.       TERM OF AGREEMENT

This Agreement shall take effect from the Effective Date and shall remain in effect indefinitely, unless it is earlier terminated as hereinafter provided.

5.       ANNUAL SALARY AND BENEFITS

         5.1.     The Employee's annual salary shall be as follow:

                  5.1.1. The Employee shall receive a monthly gross salary of nine thousand three hundred twenty seven dollars ($9,327) payable in New Israeli Shekels according the representative rate of exchange in effect each month at the time Company salaries are calculated. The Employees salary shall be paid monthly, one month in arrears.

                  5.1.2.. The salary set forth in Section 51.1, above, shall referred to as the "Global Salary". The linkage of the Global Salary to the United States dollar is in lieu of any generally-applicable Increases, whether the statutory cost of living increase ("TOSEFET YOKER") or any other industry-wide increase applicable as the result of collective bargaining agreements or other order of the Ministry of Labor and Welfare (such as TZAVEL Harhava). By signing this Agreement and accepting employment pursuant to its terms, the Employee represents that he/she will not claim any such increase.

                  5.1.3. The Employee shall not be entitled to receive from the Company any salary or payment of any kind other than the Global Salary and other payments specifically set forth in this Agreement.

         5.2.     Other Terms of Employment

                  5.2.1.   EXPENSES:   The  Employee   shall  be  entitled,   in
                           accordance with the Company's standard policy in effect from time to time; to be reimbursed for expenses incurred in connection with Company business add for other expenses in Israel and abroad when supported by appropriate vouchers; or other proof of the Employee's expenditures.

                  5.2.2. CONTINUING EDUCATION FUND: The Employee shall be entitled to participate in the Company's continuing education fund (KEREN HISHTALMUT). The Company shall contribute an amount equal to seven and a half percent (7.5%) of the Employee's Global Salary and shall deduct two and a half percent (2.5%) of the Employee's Global Salary and transfer it as the Employee's contribution. The Employee consents to the deduction of this amount as his/her contribution to
                           the   continuing   education   fund.   The

                           Company's contributions will continue only up to the permissible tax-exempt salary ceiling according to the income tax regulations in effect from time to time.

                  5.2.3. RESERVE DUTY: The Employee shall be entitled to receive his/her full Global Salary and other payments while performing reserve duty, provided that any amount received by the Employee front: the I.D.F. or any other source (excluding D'MEI CALCALA) is transferred to the Company or, in the alternative, an amount equal to Atomica Israel Technologies Employment Agreement that received from the I.D.F. or any other source is deducted from the Global Salary payable to the Employee.

                  5.2.4. ANNUAL LEAVE: The Employee shall be entitled to fifteen (15) working days of paid animal leave each year, adding one (1) day for .each year from the date of initial employment up to a total maximum of twenty-two (22) days annually. The Employee shall not be allowed to accrue mare than twenty (20) working days of annual leave except in unusual circumstances and with the permission of the Company. Should the Employee's annual leave balance exceed twenty (20) days at the end of any calendar year, the excess number 4 days shall be paid out in accordance with the provisions of the Annual Leave Law - 1951.

                  5.2.5. RECREATION PAY (D'MEI HAVRA'A): The Company shall pay the Employee for recreation (d`mel havra`a) each year in accordance with the law and the normal practice of the Company in effect from time to time.

                  5.2.6. SICKNESS AND DISABILITY INSURANCE: The Employee shall be entitled to the number of days for sick leave permitted by law. Compensation for sick days utilized shall be paid according to his/her Global Salary only upon the presentation of medical documentation as required by the Company. The Employee shall be covered by disability insurance that provide. Monthly compensation. The cost of such insurance shall be borne by the Company. Notwithstanding the foregoing, the Employee shall not be entitled to receive compensation for sick leave if such compensation is covered by the Employee's disability insurance referred to above, However, should the amounts received by the Employee pursuant to such disability insurance be less than the amount that is properly payable as compensation for the Employee's available sick leave, according to the Global Salary, the Company shall pay the difference. It is understood and agreed that unused sick leave cannot be redeemed by the Employee. For the avoidance of doubt, it La understood and agreed that the payments made by the Company in consideration of sick leave covers all obligations of the Company pursuant to The Sick Leave Law - 1976.

                  5.2.7.   EMPLOYEE   INCENTIVE  PLAN:  The  Employee  shall  be
                           eligible for participation in the equity incentive plans promulgated from time to time by the Company's parent (the "Stock Option Plan"). The decision whether to grant the Employee any award under the Stock Option Plan shall be made solely by the Board of Directors of the Company's parent, in their complete and unfettered discretion and such grant, if made, shall be subject to the terms and conditions of the Stock Option Plan and the actual grant authorized by the Board of Education Directors; of the Company's parent Nothing herein shall be construed to entitle the Employee to receive a grant pursuant to the Stock Option Plan or, if such grant is made, to a grant of a particular amount.

                  5.2.8. The Company shall provide the employee with a car, class (shovi shimush) 2 according to the rules arid regulations of the Israel Income Tax Authority. The Employee recognizes and agrees. That the Company shall deduct from the Employee's monthly salary the tax, due on the benefit imputed to him as a result of his use of the car (the "Imputed Benefit"). The Employee acknowledges that the Imputed Benefit will not be included in the salary on which any severance pay, pension, manager's insurance, continuing education find and/or any other salary dependent benefit to which he may be entitled pursuant to this Agreement or under the law, is calculated. The Company shall be responsible for covering vehicle maintenance and fuel expenses, including contract fees with the company from which the car IS leased. The Company may limit the number of kilometers the Employee can drive the car per year. The Employee shall maintain the car in proper working order, including maintenance the car on time according to the manufacturer's instructions. The Employee further agrees to be solely responsible for any fines incurred while using the car. The Employee shall allow the Company to deduct from his salary any amount described above should the Company, for whatever reason, pay these in his stead. The Employee shall return the car to the Company on the day requested by the Company upon the termination of the Employee's employment for any reason.

         5.3.     Pension Benefits and Severance Payments

                  5.3.1. The Company will pay into a Provident Fund (KUPAT GEMEL) (in the meaning of Section 47 of the Income Tax Ordinance.) hi the form of Manager's insurance or another form according to the Employee's choice and the Company's agreement, an amount equal to thirteen and the third percent (13 1/3 %) from the monthly Global Salary paid to the Employee, and the employee will pay, on his/her own account, an amount equal to the percent (5%) from that Global Salary. The Employee agrees that the Company shall be entitle a to deduct the Employee's contribution (5%) from the Employee Global Salary. For the avoidance of doubt, it is clarified that under no circumstance shall the Company's contribution exceed thirteen and one third percent (l3 1/3 %) of the Global Salary any one month,

                  5.3.2. Five percent ($5%) of the thirteen and one Third percent (13 1/3%) that the Company contributes as set forth above and the five percent (5%) the Employee contributes, together with linkage and interest on .the contributions, will be treated as pension benefits for the Employee or his/her survivor. The remaining eight and one third percent (8 1/3%) of the Company contribution, together with linkage and interest on that portion, will be utilized to pay severance benefits in accordance with legal requirements to the Employee or his/her in the event of the termination of his/her employment with the Company, except in those circumstances discussed below.

                  5.3.3. In the event that the Employee; chooses Manager's a Insurance, the policy shall be long to the Company as long as it employs the Employee and it makes the required payments on the policy. The payments made into the Kupat Gemel pursuant to Section 5.3.1, above, shall fulfill the Company's obligation for severance payment pursuant to the Severance Company Lever -- 1963. Upon the termination of the Employee's employment, for whatever reason other than Cause, as defined fined in Section 6, below, and upon his/her final departure from the Company, the Employee or his/her descendants shall be entitled to receive the ownership of all rights which have accrued on his/her behalf in the Kupat Genial or the ownership of the Manager's Insurance policy, as appropriate and subject to the provisions of Section 6, below. In the event that the Employee is terminated for Cause, he/she or his/her descendants shall not be entitled to receive ownership of that portion of the Kupat Gemel or Manager's Insurance policy attributable to legal severance benefits.

                  5.3.4. In the event that there is a difference in the Employee's favor between the amount to which he/she is entitled to receive pursuant to the Severance
                           Compensation Law - 1963 and the severance payment amount (including linkage and interest) that is in the Kupat Gemel or Manager Insurance. policy, the Company shall pay that difference. For the avoidance of doubt, it is understood that in the event that the severance payment amount (including, linkage and interest) that is in the Employee's Kupat Gemel or
                           Manager's Insurance policy exceeds the amount to which he/she is entitled to receive as severance compensation pursuant to the Severance Compensation Law - 1963, the difference shall not be transferred to the Employee, including to his/her pension account, but shall be the property of the Company.

         5.4.     Indemnification

The Company and/or its parent shall take whatever steps are necessary to establish a policy of indemnifying its officers, including, but not limited to the Employee, for all actions taken in good faith in pursuit of their duties and obligations to the Company. Such .steps shall include, but shall not necessarily be limited to, the obtaining and maintenance an appropriate level of Directors arid Officers Liability coverage.

6.       TERMINATION OF EMPLOYMENT

         6.1. Either party may terminate the Employee's employment with the Company without cause at any time upon three months notice. The Company shall have the right, in its sole discretion, to require the Employee to continue working for the Company during the notice period. If the Company terminates the Employee without cause pursuant to this Section, the Board of Directors shall take the necessary, steps so that the period during which the Employee shall be permitted to exercise his options, for options granted after the date of this agreement, shall be extended to one (1) year from the effective date of his/her termination.

         6.2. The Employee's employment shall be terminated by his/her death or disability. (For purposes of this Section, "disability" shall be deemed to have occurred if the Employee is unable, due to any physical or mental disease or conditions his/her normal duties of employment for 120 consecutive days or 180 days in any twelve month period.) In such an event, he/she shall be entitled to continue to receive his/her annual salary for three (3) months following his/her last day of the actual employment by tile Company. Such amount shall be in addition payment he/she IS entitled to receive according the provisions of the Severance Compensation Law - 1963. In addition, the Board of Directors shall take the necessary steps so that the period during which the Employee shall be permitted to exercise such options for options granted after the date of this agreement shall be extended to the shorter of (a) one (l) year from the effective date of his/her termination as defined in the Share Option Plan governing the options in question, or
                  (b) the life of the option, Should the Employee's employment be terminated as a result of his/her death, the benefits granted herein, shall be granted instead to his/her lawful heir or heirs.

         6.3. Notwithstanding the foregoing, the Company may terminate the Employee immediately and without prior notice for Cause. The term "Cause" herein shall include any of the following events:
                  (a) any act of fraud or dishonesty or willful misconduct; (b) a material breach of the Employee's obligations pursuant
                  Section 8.7, 8.8 (confidentiality) and 8.9 (non-competition), below; (c) a material breach by the Employee of any other provision hereof, including but not limited to, the habitual neglect or gross failure by the Employee to adequately perform the duties of his/her position, or of any other contractual or legal fiduciary duty to the Company; or (d) if the Employee is convicted of a criminal of fence involving fraud, embezzlement or dishonesty.

         6.4. For the avoidance of doubt, in the event that Employee's employment has been terminated in accordance with Section 6.3, above, .the Employee shall not be entitled to receive any of the severance payments or other termination benefits set forth in this Agreement.

         6.5. In the event of a "Change of Control," as defined below, the Board of Directors shall take the necessary steps to accelerate the vesting of 50% of any options granted to the Employee subsequent to this Agreement that have not vested as of the effective date of the Change of Control. Furthermore and notwithstanding the notice provision of Section 6.1, above, should the Employees employment be terminated without cause at any time during a period of twelve (12) months subsequent to the effective date of a Change of Control, Employee will be entitled to four months written notice and the Board of Directors shall take the necessary steps so that any unvested options that were granted subsequent to the date of this Agreement shall vest the immediately the effective date of the Employee's termination. A Change of Control shall mean (a) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who it stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or mere of the voting power of the outstanding securities of each of the (i) continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity; or (b) the sale, transfer or other disposition of all or substantially all of the Company's assets. A Change of Control shall not be deemed to have occurred as a consequence of (d) the initial public offering the Company's securities.

7.       TAXES AND OTHER PAYMENTS

         7.1. Unless otherwise specifically provided for in this Agreement the Company shall not be liable for the payment of taxes or other payments for which the Employee is responsible as result of this Agreement or any other legal provision, and the Employee shall be personally liable for such taxes and other payments,

         7.2. The Employee hereby agrees that the Company shall deduct his/her Global Salary (a) the Employee's national insurance fees; (b) income tax, (c) national health insurance fees; and
                  (d) other amounts required by law or the terms of this Agreement. For the avoidance of any doubt, the Employee agrees that the Company shall deduct the appropriate Israeli taxes from any payment made to the Employee on the account of the Employee's exercise of Company stock options arid the sale of the resulting shares of Company stock. Such deductions shall be made accordance with any relevant requirements imposed under the relevant Stock Plan of the Company & parent. The Company shall provide the Employee with documentation of such deductions.

8.       EMPLOYEE OBLIGATIONS

         8.1. The Employee agrees to devote his/her entire business time, energy, abilities and experience to the performance of his/her duties, effectively and in good faith.

         8.2. During the period of his/her employment the Employee shall not be employed, whether or not during regular business hours, and whether or not for pay by any other party other than the Company, without the prior written consent of the Company.

         8.3. The Employee agrees to immediately inform the Company of any Company issue or transaction in which the Employee has a direct or indirect personal interest and/or where such issue or transaction could cause a conflict of Interest for the Employee in the fulfillment of his/her responsibilities as an employee of the Company.

         8.4. The Employee hereby gives Irrevocable instructions and permission to the Company to deduct from any amounts owed to the Employee by the Company, including amounts payable as severance compensation, (a) any debt he/she has or will have to the Company, and/or (b) any amount that was wrongfully or mistakenly paid to him/her by the Company. Any such amounts to be deducted shall be calculated in real terms as of the date of the deduction, including linkage to the cost of living index.

         8.5. The Employee declares that the terms and conditions of his/her employment are personal and confidential and will not be disclosed by him/her.

         8.6. The Employee declares that he/she is free to enter into this Agreement and that he/she has no obligations of any kind to any third party that would impair this Agreement, either as an employee or an independent contractor. The Employee further declares that as long as be/she remains an employee of the Company he/she will not incur any such obligations.

         8.7. (a) The Employee declares that he/she knows and is fully aware that all the software written and/or sold and/or distributed and/or developed and/or in the process of any of the foregoing, by the Company or its employees or by .any other person for the Company, even if its located at its offices or with distributors of the software and/or customers and business partners of the Company, constitute valuable property and a business secret of the Company or of the Company's clients and business partners. The Employee further acknowledges that in the course of his/her employment, he/she may learn of other confidential and proprietary information and trade secrets of the Company and/or the Company's customers and business partners. The Employee undertakes to keep confidential all information about the software and. other confidential and proprietary information and trade secrets, and not to reveal such information to any person whomsoever, neither during the period of his/her employment by the Company nor subsequent thereto, and the Employee shall use his/her best efforts to prevent the publication or disclosure of any secret or process or information related to the Company's or its customers' and business partners' software, business, work methods, customers, suppliers, partners or any other subject identified as confidential, which comes to his/her knowledge during the term of his/her employment.


                  (b) The Employee undertakes not to make any copies whatsoever of the software, nor to permit others so to do, nor to remove from the offices of the Company or any other place of work to which he/she may be sent by the Company, any document, disk, magnetic tape or other media whatsoever which contain part of the software or data on the software of the Company or any client, supplier, customer or business partner of the Company.


                  (c) Notwithstanding the foregoing provisions, where the Employee is specifically authorized to carry out certain work at his/her home op elsewhere, he/she may take a copy only of that software absolutely necessary in order far him/her to be able to perform such work after registering each piece of software so taken with the Company. Employee shall take all reasonable steps to ensure the security of such software while at his/her home, and upon completion of each part pf the work being carried on at his/her home, he/she shall return to the offices of the Company all copies of the software so prepared or required for its preparation, and shall ensure that no copies thereof remain at his/her home or on the computers there located.

         8.8. On the termination (for whatever cause and howsoever arising) of his/her employment, the following shall apply:


                  (a) The Employee shall not at any time disclose to any third party or use or seek to use or knowingly allow any third party to use or seek to use any matter or information coming to his/her knowledge or attention during the period of his/her employment here. under which he/she knows or ought reasonably to have known to be a trade secret of the Company or otherwise of a confidential nature pursuant to Section 8.8, above, provided that this sub-clause shall not operate so as to prevent or restrict the Employee from using his/her own personal knowledge or skill in business or trade in which he/she may (subject to the provisions hereof) be lawfully engaged following termination of his/her employment hereunder.


                  (b) The Employee undertakes that in his/her future work, after completing his/her employment with the Company, he/she will not utilize any procedures and/or programs and/or Company materials or property and/or computer instructions and/or parts of the software known to him/her as a result of his/her employment that are not public knowledge, neither for his/her own use for any other person or work or for the creation of software products for himself and/or for the development of software products for any other person, whether or not for a fee or profit. This undertaking shall not prevent the Employee from utilizing the general knowledge and experience that he/she acquired during the term of his/her employment as he/she sees fit, provided that he/she does not utilize the knowledge he/she gained of the specific programs as set out above.


                  (c) So long as Employee is employed by Company and for a period of twelve (12) months after the termination of the Employee's employment, the Employee agrees not to enter into competitive activity, including becoming an owner, executive officer, employee, or director of or consultant to, any firm or person that competes with the Company or its affiliated companies. For purposes of this Clause, "competitive activity" shall mean any activity, without the written consent OF the Board, consisting of the Employee's participation in the management of, or his/her acting as a consultant for or employee of, any business operation of any enterprise. If such operation engages in the development, production, sale and/or marketing. of any product that competes with any product developed and/or produced by Company or jointly developed and/or produced with an affiliated company, or in the process of being developed and/or produced by the Company or in the process of being developed and/or, produced jointly with an affiliated company, during the Employee's employment or at the time of' the Employee's termination, provided, however, that the Employee may own any securities of any corporation that engaged in such business and is publicly owned and traded but in any amount not to exceed at any time 5% (five percent) of any class of stock or securities of such company, so long as he/she has no active role in the publicly owned and traded company as director, employee, consultant, or otherwise. To remove all doubt, nothing in this Section shall prevent the Employee from being a consultant to or aw employee of a competitor of the Company or an affiliated company during the term of this non-competition clause provided that he/she does not work in or with an operation of such competitor or does not otherwise violate the terms of this Section.


                  (d) While employed by the Company and for twelve (12) months following the termination of his/her employment, the Employee, shall not directly or indirectly solicit, entice, persuade, or induce any employee of the Company, or airy third party then under contract to the Company, to terminate his/her employment lay or contractual relationship with the Company, or to enter into contractual relations with a competitor of the Company, or authorize or assist in the taking of any such actions by any third party.


                  (e) The Employee agrees that the time specified in this Section (twelve (12) months) is reasonable in view of the nature of the business of which the Company is engaged and proposes to engage, his/her access to the confidential and proprietary information of the Company and his/her knowledge of the, Company's business. The restrictions upon the Employee in this Agreement shall be fix addition to and not in substitution for any obligations imposed upon him/her by law in relation to, confidential information or otherwise, and so that each of the foregoing restrictions in Sections 8.8 and 8.9, above, shall constitute separate agreements between the Company and the Employee and shall be in addition to and not in substitution for any obligations imposed upon him/her by the general law.


                  (f) The Company and the Employee agree and stipulate that the agreements and covenants not to compete contained in this Agreement are fair and reasonable in their scope and duration in light of alt the facts and circumstances of the relationship between the Employee and the Company; however, the Employee and the Company are aware that in certain circumstances courts have refused `to enforce, certain agreements not to compete. Therefore in furtherance and not in derogation of the provisions of the preceding Sections, the parties agree that in the event a court declines to enforce the provisions of this Section 8.9, that those provisions shall be deemed to be modified to restrict the Employee's competition with the Company to the maximum extent, in both time, content and geography, which a competent court shall find enforceable; however, in no event shall those provisions be deemed more restrictive to the Employee than those contained therein,

         8.9. Upon termination of his/her employment, the Employee agrees to assist the Company with an orderly transition of his/her responsibilities The Employee further agrees that upon request by the Company, and in any event upon. termination of the Employee's employment, the Employee shall turn over to the Company all. documents, papers or other material in the Employee's possession or under the Employee's control which may contain or be derived from confidential and proprietary information, together with all documents, notes, or the Employee's work products which are connected with or derived from the Employee's services to the Company and all copies of software obtained from the Company shall be either returned to the Company or a appropriate, permanently deleted.

9.       INTELLECTUAL PROPERTY RIGHTS

         9.1. The Employee declares that he/she is aware that anything that is done by him/her in the Company or in connection with the Company, whether it be an invention, a discovery, or the development of an idea or a thing, all within the framework of the Company's business (the "Development") shall belong to and be controlled by the Company, unless the Board of Directors shall, in writing, direct otherwise.

         9.2. The Company shall have the right to fully utilize anti exploit the Development, as it sees fit, including changing it, registering part or all of it as a patent, whether in Israel or abroad, selling it, transferring it to a third party, all without being required to either receive the Employee's consent or pay the Employee any additional payment for such Development apart from any payment he/she receives pursuant to this Agreement.

         9.3. The Development and any subsequent intellectual property arising there-from shall remain the sole property of the Company even after the Employee's employment terminates for any reason. The termination of this Agreement, whether due to its breach or its own terms, shall not impair the Company's exclusive rights in the Development.

         9.4. The Employee may not do anything with the Development or any related materials without the knowledge and prior consent of the Company. The Employee declares that he/she neither has nor will have any rights in the Development or its fruits and that all rights to the Development and its fruits shall fully reside in the Company.

         9.5. In the event that at the time of the termination .pf the, Employee's employment for any reason the Development has not been completed, the Employee shall be prohibited from any continued activity in connection with the subject of the Development, alone or in concert with others, that is not explicitly allowed in writing by the Company. The Company alone will be the sole owner of the uncompleted Development and shall have the sole right to complete the Development or to take any other action in connection with the Development.

         9.6. The Employee hereby assigns and agrees to assign the Company or its parent, subsidiaries, or affiliates, as appropriate, its successors, assigns or nominees, the Employee's entire right, title and interest in any Developments, designs, patents, inventions and improvements, trade secrets, trademarks, copyrightable subject matter or proprietary information which the Employee has made or conceived, or may make or conceive, either solely or jointly with others, while providing services to the Company, or with the use of the time, material or facilities of the Company or relating to any actual or anticipated business, research, development, product, service or activity of the Company, or suggested by or resulting from any task assigned to the Employee or work performed by the Employee for or on behalf of the Company, whether or not such work was performed prior to the date of this Agreement. It is further agreed, that without further charge to the Company, but at its expense, the Employee will execute and deliver all such further documents as may be necessary, including original applications and applications for renewal, extension or reissue of such patents, trademark registrations or copyright registrations, in any and all countries, to vest title thereto in the Company, its successor, assigns or nominees.

10.      INJUNCTIVE RELIEF

The Employee acknowledges that disclosure of any Confidential Information breach of any of the non-competitive covenants or agreements contained herein will give rise to irreparable injury to the Company or clients of the Company, inadequately compensable in damages. Accordingly, the Company or, where appropriate a client of the Company, may seek and obtain injunctive relief against the breech or threatened breach of the foregoing undertakings, in addition to any other legal remedies which may be available. The Employee further acknowledges and agrees that in the event of the termination of employment with the Company, the Employee's experience and capabilities are such that the Employee can obtain employment in business activities which are of a different or non-competing nature with his/her activities as an employee of the Company; and that the enforcement of a remedy hereunder by way of injunction shall not prevent the Employee from earning a reasonable livelihood. The Employee further ac wedges and agrees that the covenants herein are necessary for the protection of the Company's legitimate business interests and are reasonable in scope and intent.

11.      GENERAL

         11.1. It is agreed that the provisions of this Agreement represent the full scope of the agreement between the parties and that neither side shall be bound by any promises, declarations, exhibits, agreements or obligations, oral or written, prior to its execution that are not included in this Agreement. Any changes or amendments to this Agreement must be in writing arid signed by both parties.

         11.2. This Agreement shall be governed by, and construed and interpreted under, the laws of the State of Israel. The parties agree that any legal claim lodged by one party against the other arising from the terms of this Agreement shall be adjudicated only by the appropriate court in Jerusalem, Israel.

         11.3. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein,

         11.4. The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Company, its successors and assigns, and upon the Employee and his/her legal representatives. This Agreement constitutes a personal service agreement, and the performance of the Employee's obligations' hereunder may not be transferred or assigned by the Employee.

         11.5. The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall .not be construed as a waiver or relinquishment of future compliance therewith or with any other term, condition or provision hereof, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective or any purpose whatsoever unless such waiver is in writing and signed by such party.

         11.6. The headings of Sections are Inserted for convenience and shall not affect any interpretation of this Agreement.

12.      NOTICES

         12.1. A notice that is sent by registered mail to a party at its address as set forth in Section below, shall be deemed received three (3) days after its posting, and the receipt stamped by the post office shall represent definitive evidence of the date of mailing. A notice that is delivered by hand shall be deemed received upon actual receipt by the addresses as evidenced by a declaration of the person making delivery arid/or a signed receipt by the person receiving the notice.

         12.2. The addresses of the parties for the purposes of this Agreement are:

                  Atomica Israel Technologies Ltd.:

                  Building 98
                  Jerusalem Technology Park
                  Jerusalem 9148

                  Employee:

                  Steven Steinberg
                  Rechov Hayasmin 258
                  Belt Shomesh, Israel 99591

IN WITNESS WHEREOF the parties have hereunto set their hands at the place and on the date first above written.

Atomica Israel Technologies Ltd.




By  /s/ Robert S. Rosenschien          Employee       /s/ Steven Steinberg
   ---------------------------------            --------------------------------